UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 22, 2015

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 E. Warm Springs Road, Ste 102 Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

Nevada Gold & Casinos, Inc. (the “Company”) announced today that its wholly-owned subsidiary, Nevada Gold & Casinos LV, LLC had entered into a definitive agreement with Gaming Ventures of Las Vegas, Inc. to acquire the assets of the Club Fortune Casino in Henderson, Nevada for a purchase price of $14,159,623 in cash and 1,190,476 shares of the Company’s common stock. Closing is subject to customary contingencies, including approval by the Nevada Gaming Commission. It is anticipated that the acquisition will be financed with an expansion of the Company’s existing credit facility and that closing will occur in the third quarter of the Company’s fiscal year ended April 30, 2016.

Club Fortune generated $16.0 million in net revenues and $2.4 million in Adjusted EBITDA in 2014. It has approximately 25,000 square feet of gaming space, over 500 slot machines and 12 table games including a poker room. The facility also has a restaurant, two bars, an entertainment lounge, snack bar and gift shop.

The above description is a summary only and is qualified in its entirety by reference to the Asset Purchase Agreement dated May 22, 2015, including all the Exhibits thereto.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
10.1	Asset Purchase Agreement dated May 22, 2015
99.1	Press Release dated May 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: May 22, 2015	By:	/s/ Michael P. Shaunnessy
Michael P. Shaunnessy
President and CEO

INDEX TO EXHIBITS

Item	Exhibit
10.1	Asset Purchase Agreement dated May 22, 2015
99.1	Press Release dated May 22, 2015